                                                                   EXHIBIT 10.39

                                    TERM NOTE

$18,800,000                                                          May 7, 2003

         FOR VALUE RECEIVED, GUILFORD PHARMACEUTICALS INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower") hereby promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with any and all of its successors and assigns and/or any other holder of this Note, "Lender"), without offset, in immediately available funds in lawful money of the United States of America, the principal sum of EIGHTEEN MILLION EIGHT HUNDRED THOUSAND DOLLARS ($18,800,000) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

         1. Payment Schedule and Maturity Date. The unpaid principal balance of this Note shall be payable in monthly installments on the dates and in the amount set forth in Schedule I attached hereto and made a part hereof and shall be calculated so as to fully amortize the unpaid principal balance of the Term Loan over a period of two hundred forty (240) months.. Accrued and unpaid interest on this Note shall be due and payable monthly, commencing on June 1, 2003 and continuing on the first day of each succeeding month thereafter until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. On May 1, 2008 (the "Maturity Date"), the final maturity of this Note, the entire principal balance of this Note then unpaid and all accrued and unpaid interest then unpaid shall be finally due and payable in full. The Borrower has elected to authorize the Lender to effect payment of sums due under this Note by means of debiting the Borrower's account number 2044003395624. This authorization shall not affect the obligation of the Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if the Lender fails or is unable to debit the account for any reason.

         2. Loan Agreement; Security. This Note is the "Term Note" as defined in that certain Loan and Security Agreement dated as of the date hereof by and between the Borrower and the Lender (as amended, restated, supplemented or otherwise modified, the "Loan Agreement"). All capitalized terms used herein but not specifically defined herein shall have the meanings given such terms in the Loan Agreement. The security for this Note includes the collateral as more particularly described in the Loan Agreement.

         3.       Interest Rate.

         (a) The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest equal to the LIBOR-Based Rate. The LIBOR-Based Rate shall adjust and be reset automatically as of the first day of each calendar month and shall remain in effect for each such calendar month (each an "Interest Period"). The LIBOR-Based Rate means the LIBOR Rate, plus fifty (50) basis points per annum. The "LIBOR Rate" means, with respect to each Interest Period, the rate for U.S. dollar deposits with a 1-month maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London Business Day before such Interest Period (or if not so reported, then as determined by the Lender) from another recognized source or interbank quotation. "Telerate Page 3750" means the British Bankers Association Libor Rates (determined as of 11:00 a.m. London time) that are published by Bridge Information Systems, Inc. "Business Day" means a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits in London, England). Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

         (b) Any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, which is not paid when due shall bear interest, from the date due and payable until paid, payable on demand, at a rate per annum equal to the LIBOR Rate, plus two hundred fifty (250) basis points.

         4. Prepayment. Subject to the provisions of this Section 4, Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) Lender shall have actually received from Borrower prior written notice of (i) Borrower's intent to prepay, (ii) the amount of principal which will be prepaid (the "Prepaid Principal"), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (c) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid. In addition, the Borrower agrees to indemnify and reimburse the Lender and to hold the Lender harmless from any out-of-pocket loss, cost or expense which the Lender may incur due to (a) a default by the Borrower in payment when due of any required principal and/or interest payment, (b) the failure of the Borrower to make any prepayment after the Borrower has given notice of such intention to make such a prepayment, and/or (c) the making by the Borrower of a prepayment on a day which is not the last day of an Interest Period, including, without limitation, any such loss or expense arising from the reemployment of funds obtained by the Lender to maintain all or any portion of the loan evidenced by this Note or from fees payable to terminate the deposits from which such funds were obtained.

         5. Late Charges. If Borrower shall fail to make any payment under the terms of this Note within ten (10) days after the date the Lender gives notice to the Borrower that such payment is due, Borrower shall pay to Lender on demand a late charge equal to five percent (5%) of such payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The "late charge" is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other remedy Lender may have and is in addition to any fees and charges of any agents or attorneys which Lender may employ upon the occurrence of a Default (hereinafter defined) hereunder, whether authorized herein or by law.

         6. Certain Provisions Regarding Payments. All payments made on this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, unpaid principal (with application being made first to the balloon payment due on the Maturity Date and then to the annual installments in the inverse order of their maturity), and any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion. Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in immediately available U.S. funds and shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the holder hereof of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way excuse the existence of a Default.

         7.       Defaults.

                  (a) It shall be a default ("Default") under this Note and each of the other Loan Documents if (i) any principal, interest or other amount of money due under this Note is not paid in full within ten (10) days of the date the Lender gives the Borrower notice that such payment is past due, regardless of how such amount may have become due or (ii) there shall occur any Event of Default under the Loan Agreement. Upon the occurrence of a Default, Lender shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Financing Document, or at law or in equity.

                  (b) All of the rights, remedies, powers and privileges (together, "Rights") of Lender provided for in this Note and in any other Financing Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

                  (c) If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other Financing Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, reasonable attorneys' fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

         8. WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS NOTE, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         9. Confession of Judgment. Upon the occurrence of a Default, Borrower hereby submits and waives all rights to object to nonexclusive personal jurisdiction in the State of Maryland and authorizes any attorney designated by Lender or any clerk of any court of record in Maryland or elsewhere to appear for Borrower in any court of record and confess judgment against Borrower without prior hearing in favor of Lender for, and in the amount of, the outstanding principal balance, accrued and unpaid interest, outstanding fees and late charges and all other costs of collection under this Note, all accrued and unpaid interest thereon, all other amounts payable by Borrower to Lender under the terms of this Note, and costs of suit and attorneys' fees of One Hundred Thousand Dollars ($100,000). Notwithstanding any other provisions of this Section, Lender acknowledges that attorneys' fees are stated to be One Hundred Thousand Dollars ($100,000) solely for purposes of fixing a sum certain for which judgment can be entered by confession; and Lender agrees that in enforcing any judgment by confession, Lender shall not demand, solely with respect to attorneys' fees incurred by Lender in connection with such indebtedness after such judgment is rendered, any amounts in excess of the actual amount of reasonable attorneys' fees charged or billed to Lender. Borrower hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition and other rights to which Borrower may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereafter be enacted. Borrower hereby consents to the immediate execution of such judgment. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Lender shall deem necessary and desirable, for all of which this Note shall be sufficient warrant.

         10. Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

         11. Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the successors and assigns of the parties. Lender may, at any time, sell, transfer, or assign this Note and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement. Lender agrees to give Borrower prompt written notice of any sale, transfer or assignment of this Note and/or the other Loan Documents by the Lender.

         12. General Provisions. Time is of the essence with respect to Borrower's obligations under this Note. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this
Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Financing Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State of Maryland, and venue in the city or county in which payment is to be made as specified in Section 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this
Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Lender is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the Term Loan, including, without limitation, any security for this Note and credit or other information on Borrower, any of its principals and any guarantor of this Note, to any actual or prospective assignee or participant with respect to the Term Loan, to any of Lender's affiliates, and to any other parties as necessary or appropriate in Lender's reasonable judgment, as further provided in the Loan Agreement. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY MARYLAND LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

         13. Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

         THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

WITNESS:                             GUILFORD PHARMACEUTICALS INC.

/s/ Asher M. Rubin                   By: /s/ Andrew R. Jordan             (Seal)
---------------------------             ----------------------------------
                                        Name: Andrew R. Jordan
                                        Title: Executive Vice President, Finance
                                               and Administration, Chief
                                               Financial Officer and Treasurer

                             SCHEDULE A TO TERM NOTE

The Note will be paid in the principal amounts plus accrued interest on the dates as shown below:

                                              REMAINING PRINCIPAL
                                                  OUTSTANDING
                   PRINCIPAL PAYMENT    (FOLLOWING SCHEDULED PRINCIPAL
PAYMENT DUE DATE          DUE                      PAYMENT)
----------------   -----------------    ------------------------------
  May 07, 2003              0.00                 18,800,000.00
  Jun 02, 2003         78,333.33                 18,721,666.67
  Jul 01, 2003         78,333.33                 18,643,333.34
  Aug 01, 2003         78,333.33                 18,565,000.01
  Sep 02, 2003         78,333.33                 18,486,666.68
  Oct 01, 2003         78,333.33                 18,408,333.35
  Nov 03, 2003         78,333.33                 18,330,000.02
  Dec 01, 2003         78,333.33                 18,251,666.69
  Jan 02, 2004         78,333.33                 18,173,333.36
  Feb 02, 2004         78,333.33                 18,095,000.03
  Mar 01, 2004         78,333.33                 18,016,666.70
  Apr 01, 2004         78,333.33                 17,938,333.37
  May 03, 2004         78,333.33                 17,860,000.04
  Jun 01, 2004         78,333.33                 17,781,666.71
  Jul 01, 2004         78,333.33                 17,703,333.38
  Aug 02, 2004         78,333.33                 17,625,000.05
  Sep 01, 2004         78,333.33                 17,546,666.72
  Oct 01, 2004         78,333.33                 17,468,333.39
  Nov 01, 2004         78,333.33                 17,390,000.06
  Dec 01, 2004         78,333.33                 17,311,666.73
  Jan 03, 2005         78,333.33                 17,233,333.40
  Feb 01, 2005         78,333.33                 17,155,000.07
  Mar 01, 2005         78,333.33                 17,076,666.74
  Apr 01, 2005         78,333.33                 16,998,333.41
  May 02, 2005         78,333.33                 16,920,000.08
  Jun 01, 2005         78,333.33                 16,841,666.75
  Jul 01, 2005         78,333.33                 16,763,333.42
  Aug 01, 2005         78,333.33                 16,685,000.09

                                              REMAINING PRINCIPAL
                                                  OUTSTANDING
                   PRINCIPAL PAYMENT     (FOLLOWING SCHEDULED PRINCIPAL
PAYMENT DUE DATE          DUE                       PAYMENT)
----------------   -----------------     ------------------------------
  Sep 01, 2005         78,333.33                 16,606,666.76
  Oct 03, 2005         78,333.33                 16,528,333.43
  Nov 01, 2005         78,333.33                 16,450,000.10
  Dec 01, 2005         78,333.33                 16,371,666.77
  Jan 03, 2006         78,333.33                 16,293,333.44
  Feb 01, 2006         78,333.33                 16,215,000.11
  Mar 01, 2006         78,333.33                 16,136,666.78
  Apr 03, 2006         78,333.33                 16,058,333.45
  May 01, 2006         78,333.33                 15,980,000.12
  Jun 01, 2006         78,333.33                 15,901,666.79
  Jul 03, 2006         78,333.33                 15,823,333.46
  Aug 01, 2006         78,333.33                 15,745,000.13
  Sep 01, 2006         78,333.33                 15,666,666.80
  Oct 02, 2006         78,333.33                 15,588,333.47
  Nov 01, 2006         78,333.33                 15,510,000.14
  Dec 01, 2006         78,333.33                 15,431,666.81
  Jan 02, 2007         78,333.33                 15,353,333.48
  Feb 01, 2007         78,333.33                 15,275,000.15
  Mar 01, 2007         78,333.33                 15,196,666.82
  Apr 02, 2007         78,333.33                 15,118,333.49
  May 01, 2007         78,333.33                 15,040,000.16
  Jun 01, 2007         78,333.33                 14,961,666.83
  Jul 02, 2007         78,333.33                 14,883,333.50
  Aug 01, 2007         78,333.33                 14,805,000.17
  Sep 04, 2007         78,333.33                 14,726,666.84
  Oct 01, 2007         78,333.33                 14,648,333.51
  Nov 01, 2007         78,333.33                 14,570,000.18
  Dec 03, 2007         78,333.33                 14,491,666.85
  Jan 02, 2008         78,333.33                 14,413,333.52
  Feb 01, 2008         78,333.33                 14,335,000.19

                                              REMAINING PRINCIPAL
                                                 OUTSTANDING
                   PRINCIPAL PAYMENT     (FOLLOWING SCHEDULED PRINCIPAL
PAYMENT DUE DATE          DUE                       PAYMENT)
----------------   -----------------     ------------------------------
  Mar 03, 2008           78,333.33               14,256,666.86
  Apr 01, 2008           78,333.33               14,178,333.53
  May 01, 2008       14,178,333.53                        0.00